Quarterly Pro Forma Financial Information
Supplemental Unaudited Quarterly Pro Forma Financial Information[1]
Dollars in millions
Unaudited

Operating Revenues	3/31/20	6/30/20	9/30/20	12/31/20	2020	3/31/21	6/30/21
Reported AT&T Operating Revenues	$42,779	$40,950	$42,340	$45,691	$171,760	$43,939	$44,045
Less: Video (A1)	(7,407)	(7,021)	(7,014)	(7,168)	(28,610)	(6,725)	(6,639)
Add: WarnerMedia sales to Video (A2)	755	666	551	487	2,459	524	508
Add: WarnerMedia sales of DIRECTV advertising inventory (A3)	413	294	408	603	1,718	388	410
Add: Other eliminations	64	55	65	84	268	61	58
Pro Forma Operating Revenues	$36,604	$34,944	$36,350	$39,697	$147,595	$38,187	$38,382
Reported Revenue Growth Rate Y/Y						2.7%	7.6%
Pro Forma Revenue Growth Rate Y/Y						4.3%	9.8%

Operations and Support Expenses	3/31/20	6/30/20	9/30/20	12/31/20	2020	3/31/21	6/30/21
Reported AT&T Operations and Support Expenses	$28,071	$30,133	$29,178	$49,457	$136,839	$30,469	$35,015
Adjustments (B1)	476	(3,295)	(151)	(16,655)	(19,625)	(94)	(4,555)
Adjusted Operations and Support Expenses	28,547	26,838	29,027	32,802	117,214	30,375	30,460
Less: Video (A1)	(6,020)	(5,809)	(5,887)	(6,458)	(24,174)	(5,660)	(5,275)
Add: WarnerMedia sales to Video (A2)	755	666	551	487	2,459	524	508
Add: WarnerMedia sales of DIRECTV advertising inventory (A3)	39	38	38	38	153	39	38
Add: WarnerMedia/DIRECTV 70% revenue share (A3)	289	206	286	422	1,203	271	287
Add: Other eliminations	64	55	65	84	268	61	58
Pro Forma Adjusted Operations and Support Expenses	$23,674	$21,994	$24,080	$27,375	$97,123	$25,610	$26,076
Reported Operations and Support Expense Growth Rate Y/Y						8.5%	16.2%
Adjusted Operations and Support Expense Growth Rate Y/Y						6.4%	13.5%
Pro Forma Adjusted Operations and Support Expense Growth Rate Y/Y						8.2%	18.6%

Depreciation and Amortization Expense	3/31/20	6/30/20	9/30/20	12/31/20	2020	3/31/21	6/30/21
Reported AT&T Depreciation and Amortization Expense	$7,222	$7,285	$7,030	$6,979	$28,516	$5,809	$5,761
Adjustments (B1)	(2,056)	(2,145)	(1,921)	(1,904)	(8,026)	(1,131)	(1,069)
Adjusted Depreciation and Amortization Expense	5,166	5,140	5,109	5,075	20,490	4,678	4,692
Less: Video Depreciation (A1)	(591)	(593)	(557)	(521)	(2,262)	(164)	(148)
Add: Other consolidation	—	1	—	1	2	—	—
Pro Forma Adjusted Depreciation and Amortization Expense	$4,575	$4,548	$4,552	$4,555	$18,230	$4,514	$4,544
Reported Depreciation and Amortization Expense Growth Rate Y/Y						-19.6%	-20.9%
Adjusted Depreciation and Amortization Expense Growth Rate Y/Y						-9.4%	-8.7%
Pro Forma Adjusted Depreciation and Amortization Expense Growth Rate Y/Y						-1.3%	-0.1%

Operating Income	3/31/20	6/30/20	9/30/20	12/31/20	2020	3/31/21	6/30/21
Reported AT&T Operating Income (Loss)	$7,486	$3,532	$6,132	$(10,745)	$6,405	$7,661	$3,269
Adjustments (B1)	1,580	5,440	2,072	18,559	27,651	1,225	5,624
Adjusted Operating Income	9,066	8,972	8,204	7,814	34,056	8,886	8,893
Less: Video (A1)	(796)	(619)	(570)	(189)	(2,174)	(901)	(1,216)
Add: WarnerMedia sales to Video (A2)	—	—	—	—	—	—	—
Add: WarnerMedia sales of DIRECTV advertising inventory (A3)	374	255	370	564	1,563	349	372
Add: WarnerMedia/DIRECTV 70% revenue share (A3)	(289)	(206)	(286)	(422)	(1,203)	(271)	(287)
Add: Other eliminations	—	—	—	—	—	—	—
Pro Forma Adjusted Operating Income	$8,355	$8,402	$7,718	$7,767	$32,242	$8,063	$7,762
Reported Operating Income Growth Rate Y/Y						2.3%	-7.4%
Adjusted Operating Income Growth Rate Y/Y						-2.0%	-0.9%
Pro Forma Adjusted Operating Income Growth Rate Y/Y						-3.5%	-7.6%
Reported Operating Income Margin	17.5%	8.6%	14.5%	-23.5%	3.7%	17.4%	7.4%
Adjusted Operating Income Margin	21.2%	21.9%	19.4%	17.1%	19.8%	20.2%	20.2%
Pro Forma Adjusted Operating Income Margin	22.8%	24.0%	21.2%	19.6%	21.8%	21.1%	20.2%

EBITDA	3/31/20	6/30/20	9/30/20	12/31/20	2020	3/31/21	6/30/21
Reported AT&T Net Income (Loss)	$4,963	$1,563	$3,168	$(13,515)	$(3,821)	$7,942	$1,874
Additions:
Income Tax Expense (Benefit)	1,302	935	766	(2,038)	965	2,122	751
Interest Expense	2,018	2,041	1,972	1,894	7,925	1,870	1,684
Equity in Net Income (Loss) of Affiliates	6	10	(5)	(106)	(95)	(52)	(41)
Other (Income) Expense - net	(803)	(1,017)	231	3,020	1,431	(4,221)	(999)
Depreciation and amortization	7,222	7,285	7,030	6,979	28,516	5,809	5,761
EBITDA	14,708	10,817	13,162	(3,766)	34,921	13,470	9,030
Adjustments (B1)	(476)	3,295	151	16,655	19,625	94	4,555
Adjusted EBITDA	14,232	14,112	13,313	12,889	54,546	13,564	13,585
Less: Video (A1)	(1,387)	(1,212)	(1,127)	(710)	(4,436)	(1,065)	(1,364)
Add: WarnerMedia sales to Video (A2)	—	—	—	—	—	—	—
Add: WarnerMedia sales of DIRECTV advertising inventory (A3)	374	256	370	565	1,565	349	372
Add: WarnerMedia/DIRECTV 70% revenue share (A3)	(289)	(206)	(286)	(422)	(1,203)	(271)	(287)
Add: Other eliminations	—	—	—	—	—	—	—
Pro Forma Adjusted EBITDA	$12,930	$12,950	$12,270	$12,322	$50,472	$12,577	$12,306
Adjusted EBITDA Growth Rate Y/Y						-4.7%	-3.7%
Pro Forma Adjusted EBITDA Growth Rate Y/Y						-2.7%	-5.0%
Adjusted EBITDA Margin	33.3%	34.5%	31.4%	28.2%	31.8%	30.9%	30.8%
Pro Forma Adjusted EBITDA Margin	35.3%	37.1%	33.8%	31.0%	34.2%	32.9%	32.1%

[1] After the transaction,AT&T expects to retain incurred operations and support costs in the range of ~$500M per quarter and depreciation costs for network infrastructure that provides both U-verse video and broadband services of ~$150M per quarter, of which approximately 50% will be received from DIRECTV through transition service agreements and commercial arrangements. These pro formas do not include the impacts of accounting for the NFL SUNDAY TICKET, per the Contribution Agreement.

NOTES

(A) Notes to Pro Forma Adjustments
(A1) Video business results as reported in AT&T's consolidated financial results; quarter ended 2021 exclude retained depreciation on assets supporting U-verse products
(A2) Intercompany transactions between WarnerMedia and Video that are external following the close of the transaction
(A3) DIRECTV's advertising inventory sold by WarnerMedia (Xandr business) pursuant to commercial agreement, with WarnerMedia recording all the advertising revenues and an expense for DIRECTV's 70% revenue share

(B1) Non-GAAP Adjustments[2]:	3/31/20	6/30/20	9/30/20	12/31/20	2020	3/31/21	6/30/21
Merger Costs	$182	$211	$38	$37	$468	$37	$—
Employee separation costs and benefit-related (gain) loss	119	765	40	253	1,177	57	—
Impairments	123	2,319	73	16,365	18,880	—	4,555
Gain on spectrum transaction	(900)	—	—	—	(900)	—	—
Adjustments to Operations and Support Expenses/ EBITDA	(476)	3,295	151	16,655	19,625	94	4,555
Amortization of intangibles	2,056	2,145	1,921	1,890	8,012	1,131	1,069
Impairments	—	—	—	14	14	—	—
Adjustments to Operating Income	$1,580	$5,440	$2,072	$18,559	$27,651	$1,225	$5,624

2 As reported in AT&T's Forms 8-K filed April 22, 2020, July 23, 2020, October 22, 2020, January 27, 2021, April 22, 2021 and July 22, 2021.